Exhibit 99(i)(ii)

                    [SUEZ LYONNAISE DES EAUX LETTERHEAD]

                             Power of Attorney

     The undersigned, Gerard Mestrallet, Chairman of the Board, by resolutions of the Board of Directors dated June 30, 1997 and October 19, 1998, does hereby grant, with power of delegation, to

     Mr. Philippe de Margeril, Secretary,

the power to:

     o    sign any present or future correspondence of the Company;

     o contract for insurance, pay insurance premiums, and accept and receive compensation;

     o represent the Company in all trade associations or related groups in which the Company participates or of which the Company is a member;

     o file all applications for the registration of all trademarks, patents and other intellectual property rights, enter into licensing arrangements, with the authority to delegate this power to the Company's attorneys or other advisors;

     o purchase supplies and furniture in furtherance of the Company's objectives;

     o enter into and cancel bailments and leases for real and personal property;

     o subscribe for, acquire or sell any capital stock or obligation of any entity;

     o open, in the Company's name, bank accounts with any private or public banking organization;

     o make deposits, withdrawals and transfers of funds on behalf of the Company;

     o sign all checks and other negotiable instruments in the name and on behalf of the Company;

     o establish and sign statements of account and promissory notes or similar obligations which are or could be owed to the Company from any source;

     o collect on any amounts that may be due to the Company from any source, and provide receipt thereof;

     o    pay all amounts due by the Company and obtain receipt thereof;

     o take any action necessary to collect on amounts due to the Company in the event of default or non-payment;

     o take legal action on behalf of the Company against debtors of the Company, respond to requests for information, and settle any disputes;

     o represent the Company in judicial proceedings as either plaintiff or defendant, agree to venue, participate in motions, and defend the Company before any competent court, sign and file complaints or responsive pleadings, propose and accept any settlement offers, satisfy all judgments against the Company, waive or drop claims, and participate in appeals;

     o make all appropriate declarations to taxing authorities, pay taxes, petition or appeal any decision relating to tax exemptions or returns, defend the Company before any competent tax court or administrative body, sign and file complaints or responsive pleadings, propose and accept any settlement offers, satisfy all judgments against the Company, waive or drop claims, and participate in appeals;

     o take all action necessary for the Company to be and remain in good standing under the laws of all jurisdictions in which the Company operates or does business;

     o    contract on behalf of the Company; and

     o be an officer of the Company with respect to the Company's operations in France and abroad.

     And to take all action necessary to effectuate the above-listed powers.

     This power of attorney hereby voids and supercedes the power of attorney dated July 1, 1997 relating to the subject matter hereof.



                                     /s/ Gerard Mestrallet
                                     ---------------------
                                     Gerard Mestrallet
                                     Nanterre, France, October 27, 1998

                    [SUEZ LYONNAISE DES EAUX LETTERHEAD]

                             Power of Attorney

     The undersigned, Philippe de Margerie, Secretary, by the power of authority dated October 27, 1998 by Gerard Mestrallet, does hereby grant,

     Mr. Patrice Herbet, French and International General Counsel

the power to:

     o    sign any present or future correspondence of the Company;

     o file all applications for the registration of all trademarks, patents and other intellectual property rights, enter into licensing arrangements, with the authority to delegate this power to the Company's attorneys or other advisors;

     o establish and sign statements of account and promissory notes or similar obligations which are or could be owed to the Company from any source;

     o take any action necessary to collect on amounts due to the Company in the event of default or non-payment;

     o take legal action on behalf of the Company against debtors of the Company, respond to requests for information, and settle any disputes;

     o represent the Company in judicial proceedings as either plaintiff or defendant, agree to venue, participate in motions, and defend the Company before any competent court, sign and file complaints or responsive pleadings, propose and accept any settlement offers, satisfy all judgments against the Company, waive or drop claims, and participate in appeals;

     o take all action necessary for the Company to be and remain in good standing under the laws of all jurisdictions in which the Company operates or does business;

     o    negotiate and contract on behalf of the Company; and

     o be an officer of the Company with respect to operations in France and abroad.

     And to take all action necessary to effectuate the above-listed powers.



                               s/ Philippe de Margerie
                               -----------------------
                               Philippe de Margerie
                               Nanterre, France, October 27, 1998